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                                                                      EXHIBIT 23



[COOPERS & LYBRAND L.L.P. LOGO]                 CERTIFIED PUBLIC ACCOUNTANTS







                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements of Central Louisiana Electric Company, Inc. on Form S-8 (Registration Nos. 2-79671, 33-10169, 33-38362 and 33-44663) and Form S-3 (Nos. 33-24895, 33-62950 and
333-02895) of our reports dated January 27,1998, on our audits of the consolidated financial statements and financial statement schedule of Central Louisiana Electric Company, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included or incorporated by reference in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.



New Orleans, Louisiana
March 27, 1998